Exhibit 99.1

AYRO Announces First Quarter 2023 Financial Results and Provides Corporate Update

ROUND ROCK, TX (May 9, 2023) – AYRO, Inc. (NASDAQ: AYRO) (“AYRO” or the “Company”), a designer and manufacturer of electric, purpose-built delivery vehicles and solutions for micro distribution, micro-mobility, and last-mile delivery, announces financial results for the quarter ended March 31, 2023.

Recent Financial and Corporate Highlights:

●	Net loss declined to ($5.5) million in the first quarter of 2023 vs. net loss of ($4.6) million in the prior year period

●	Total cash and marketable securities of $41.7 million and no debt as of March 31, 2023

“We have made significant recent progress with respect to development of the AYRO Vanish, our low-speed electric vehicle, or LSEV, with adaptable and reconfigurable payloads that will serve the arena, campus, and last-mile delivery markets, both indoors and out,” commented AYRO CEO Tom Wittenschlaeger. “We just completed a series of internal tests on the Vanish and will be entering the homologation phase this week to obtain the necessary certifications so that we can begin selling our vehicle in the next 90 days. In parallel with the homologation phase, we plan to begin Low Rate Initial Production, or LRIP, by early June to begin building the first 50 Vanish units that will be used as demo models for our signed dealers. Following LRIP, we plan to enter full-scale production, where we will target building nine Vanish units per day under a single-shift scenario. This pace equates to over 2,000 vehicles per year, although we believe demand could be strong enough for us to consider moving to a double-shift operation as fast as practically possible.

“Moving to our distribution strategy, we are pleased with our results thus far but continue to look for additional dealers and fleet partners that are excited about the Vanish and our vehicle roadmap. We are already in discussions with dealers who in the aggregate operate more locations than the number of Club Car dealerships that ever sold even a single unit of the Club Car Current, our legacy vehicle that is now in its sunset phase as we switch our focus entirely to the Vanish. Negotiations continue with additional potential dealers in available territories in North America.

“Perhaps even more exciting than receiving indications of interest from new, additional dealers is the potential for signing fleet customers, which typically have numerous storefronts or facilities in many locations that have the potential to purchase many multiples of units for re-sale into their own customer bases. Interest from potential fleet customers was significant at a recent trade show where the Vanish was on display.

“Those who see the Vanish for the first time are seemingly drawn to the quality craftsmanship, ergonomics, and assorted potential uses its reconfigurable payloads offer. Many of these same factors are what Frost & Sullivan and Red Dot likely recognized as well when they awarded the Vanish with their respective prominent design awards. Signing even a few fleet dealers could go a long way to driving robust demand for our products, and we hope to have some more news on this front in the near future.

“Revenue in the first quarter was in line with our qualitative forecast from the last earnings call in late March. The Club Car Current is in its sunset phase, and we have just a handful of those finished units in inventory. Our focus is entirely on the Vanish and bringing it to market, maximizing demand for it, and then working feverishly to meet that demand. We still plan to introduce our next products, the people mover called the Valet and the next-generation golf cart called the Vapor, by year-end.

“Lastly, our cash balance at the end of the first quarter was nearly $42 million, which we believe to be sufficient to reach profitability based on our current forecast. Despite ramping manufacturing and marketing activity as the Vanish heads down the homestretch of its pre-launch phase, our net loss was approximately the same as it had been in previous quarters. We continue to exercise prudence in managing expenses as efficiently as possible.

“As always, we thank our shareholders for their continued support as well as our employees for their hard work and ingenuity in getting us this far. We look forward to capitalizing on these very large opportunities that are within reach,” concluded Mr. Wittenschlaeger.

First Quarter 2023 Earnings Conference Call

AYRO management will host a conference call at 8:30 a.m. ET on Tuesday, May 9, 2023 to review financial results and provide an update on corporate developments. Following management’s formal remarks there will be a question-and-answer session.

To listen to the conference call, interested parties within the U.S. should dial 1-833-953-2436 (domestic) or 1-412-317-5765 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the AYRO, Inc. conference call.

The conference call will also be available through a live webcast that can be accessed at:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=Ks80atPs or via the Company’s website at https://ir.ayro.com/news-events/ir-calendar.

The webcast replay will be available until August 9, 2023 and can be accessed through the above links. A telephonic replay will be available until May 23, 2023 by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 8850964.

About AYRO

AYRO designs and produces zero emission vehicles and systems that redefine the very nature of sustainability. Our goal is to craft solutions in a way that leaves minimal impact on not only carbon emissions, but the space itself. From tire tread, fuel cells, sound, and even discordant visuals, we apply engineering and artistry to every element of our product mix. The AYRO Vanish is the first in this new product roadmap. For more information, visit www.ayro.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “intend,” “expect,” “may,” “plan,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements and include the development and launch of the AYRO Vanish. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: AYRO’s success depends on its ability to complete the development of and successfully introduce new products; AYRO may experience delays in the development and introduction of new products; the ability of AYRO’s suppliers to deliver parts and assemble vehicles; the ability of the purchaser to terminate or reduce purchase orders; AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; AYRO’s failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of its common stock; AYRO may be unable to replace lost manufacturing capacity on a timely and cost-effective basis, which could adversely impact its operations and ability to meet delivery timelines; the impact of public health epidemics, including the COVID-19 pandemic; the market for AYRO’s products is developing and may not develop as expected and AYRO, accordingly, may never meet its targeted production and sales goals; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, chipsets and displays, could harm AYRO’s business; AYRO may be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with evolving environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws. A discussion of these and other factors with respect to AYRO is set forth in our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q. Forward-looking statements speak only as of the date they are made and AYRO disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries:

CORE IR

investors@ayro.com

516-222-2560

Non-GAAP Financial Measures

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance, and we believe it may be used by certain investors as a measure of our operating performance. Adjusted EBITDA is defined as income (loss) from operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, amortization of discount on debt, impairment of long-lived assets, stock-based compensation expense and certain non-recurring expenses.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Adjusted EBITDA may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

Below is a reconciliation of Adjusted EBITDA to net loss for the three months ended March 31, 2023 and 2022:

AYRO, INC. AND SUBSIDIARIES

EBITDA RECONCILIATION TABLE

(UNAUDITED)

	Three Months Ended
	March 31,
	2023	2022
Net Loss	$(5,475,769)	$(4,578,660)
Depreciation and Amortization	194,302	121,425
Stock-based compensation expense	266,741	288,110
Adjusted EBITDA	$(5,014,726)	$(4,169,125)

AYRO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash	$31,990,835	$39,096,562
Marketable securities	9,755,228	9,848,804
Accounts receivable, net	107,741	510,071
Inventory	1,521,662	970,381
Prepaid expenses and other current assets	2,151,666	1,478,845
Total current assets	45,527,132	51,904,663

Property and equipment, net	2,910,236	2,192,337
Operating lease – right-of-use asset	792,159	819,401
Deposits and other assets	78,392	73,683
Total assets	$49,307,919	$54,990,084

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$746,383	$1,107,215
Accrued expenses	891,655	964,937
Current portion lease obligation – operating lease	171,794	165,767
Total current liabilities	1,809,832	2,237,919
Lease obligation - operating lease, net of current portion	648,726	693,776
Total liabilities	2,458,558	2,931,695

Stockholders’ equity:
Preferred Stock, (authorized – 20,000,000 shares)	-	-
Convertible Preferred Stock Series H, ($0.0001 par value; authorized – 8,500 shares; issued and outstanding – 8 shares as of March 31, 2023, and December 31, 2022, respectively)	-	-
Convertible Preferred Stock Series H-3, ($.0001 par value; authorized – 8,461 shares; issued and outstanding – 1,234 as of March 31, 2023, and December 31, 2022, respectively)	-	-
Convertible Preferred Stock Series H-6, ($.0001 par value; authorized – 50,000 shares; issued and outstanding – 50 as of March 31, 2023, and December 31, 2022, respectively)	-	-
Common Stock, ($0.0001 par value; authorized – 100,000,000 shares; issued and outstanding – 37,352,204 and 37,241,642 as of March 31, 2023, and December 31, 2022, respectively)	3,735	3,724
Additional paid-in capital	133,490,979	133,224,249
Accumulated deficit	(86,645,353)	(81,169,584)
Total stockholders’ equity	46,849,361	52,058,389
Total liabilities and stockholders’ equity	$49,307,919	$54,990,084

AYRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
Revenue	$113,084	$1,026,846
Cost of goods sold	219,792	1,177,145
Gross loss	(106,708)	(150,299)

Operating expenses:
Research and development	2,129,990	872,631
Sales and marketing	718,092	844,816
General and administrative	2,843,317	2,697,704
Total operating expenses	5,691,399	4,415,151

Loss from operations	(5,798,107)	(4,565,450)

Other income (expense):
Other income, net	61,698	-
Interest income	144,360	8,891
Unrealized gain (loss) on marketable securities	51,280	(22,101)
Realized gain on marketable securities	65,000	-
Other income (expense), net	322,338	(13,210)

Net loss	$(5,475,769)	$(4,578,660)

Net loss per share, basic and diluted	$(0.15)	$(0.12)

Basic and diluted weighted average Common Stock outstanding	37,319,905	36,907,155

AYRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,475,769)	$(4,578,660)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	194,302	121,425
Stock-based compensation	266,741	288,110
Amortization of right-of-use asset	40,242	58,651
Bad debt expense	292,010	11,657
Unrealized (gain) loss on marketable securities	(51,280)	22,101
Realized gain on marketable securities	(65,000)	-
Change in operating assets and liabilities:
Accounts receivable	110,320	(246,050)
Inventory	(551,281)	(137,258)
Prepaid expenses and other assets	(672,823)	(312,992)
Accounts payable	(375,832)	(30,899)
Accrued expenses	(195,761)	(676,083)
Lease obligations - operating leases	(52,023)	(65,115)
Net cash used in operating activities	(6,536,154)	(5,545,113)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(771,226)	(113,637)
Change in marketable securities	209,856	(20,000,000)
Purchase of intangible assets	(8,203)	(7,000)
Net cash used in investing activities	(569,573)	(20,120,637)

Net change in cash	(7,105,727)	(25,665,750)

Cash, beginning of period	39,096,562	69,160,466

Cash, end of period	$31,990,835	$43,494,716

Supplemental disclosure of cash and non-cash transactions:
Restricted Stock issued, previously accrued	$-	$329,381
Supplemental cash amounts arising from obtaining right of use assets	$13,000	$-
Accrued Fixed Assets	$137,481	$-